Exhibit 99.1

NEWS RELEASE

Rambus Acquires Secure Mobile Payment and Ticketing Solutions

Bell ID and Ecebs bolster Cryptography Research Division

SUNNYVALE, Calif. – January 25, 2016 – Rambus Inc. (NASDAQ:RMBS) today announced it has acquired Smart Card Software Ltd which includes Bell Identification Ltd (Bell ID) and Ecebs Ltd (Ecebs) through the purchase of all outstanding shares of Smart Card Software Ltd., for £64.7M in cash. As part of this acquisition, the advanced mobile payment platform developed by Bell ID, along with the smart ticketing platform created by Ecebs, will be incorporated into the Rambus Cryptography Research Division. Rambus expects the acquisition to be accretive to pro forma earnings within the first twelve months.

“The secure mobile payment and smart ticketing markets are growth opportunities, and the technologies developed by Bell ID and Ecebs complement our CryptoManager platform and will allow us to leverage our foundational security technology to offer differentiated, value-added security solutions,” said Dr. Martin Scott, senior vice president and general manager of the Rambus Cryptography Research division. “We welcome the teams of Bell ID and Ecebs to the Rambus Cryptography Research division and look to continue building comprehensive product offerings for the market to better service our collective customer base.”

“It’s exciting for Bell ID and Ecebs to become part of an organization with a deep foundation in security which can enhance growth and offer even more comprehensive solutions to our customers whilst strengthening its global market and technology profile,” said Pat Curran, executive chairman of Smart Card Software Ltd. “The combined organizations will be able to streamline the usability of advanced payment and ticketing schemes in the most secure manner.”

Bell ID is a recognized leader in mobile payments. The technologies created by Bell ID include a full suite of mobile payment solutions that support cloud-based services using host card emulation (HCE), EMVCo tokenization (TSP), trusted services management (TSM) for SIM-based projects and embedded secure element solutions. Ecebs is a leading supplier of smart ticketing systems to the UK transport markets and has developed software to meet the growing demand for cloud-based, secure ticketing schemes, which can open up lower cost smart ticketing to a wider market. These technologies and solutions will support the Rambus Cryptography Research portfolio of products and services, providing a broad range of secure provisioning and management solutions.

To learn more about Rambus and the Cryptography Research Division, visit rambus.com/security.

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About Rambus Cryptography Research

The Rambus Cryptography Research division is dedicated to providing a secure foundation for a connected world. Our innovative technologies span areas including tamper resistance, content and media protection, network security, and secure payment and transaction services. These technologies protect nearly nine billion licensed products annually, providing secure access to data and creating invaluable trust between our customers and their customer base. Additional information is available at rambus.com/security.

About Rambus Inc.

Rambus creates cutting-edge semiconductor and IP products, spanning memory and interfaces to security, smart sensors and lighting. Our chips, customizable IP cores, architecture licenses, tools, services, training and innovations improve the competitive advantage of our customers. We collaborate with the industry, partnering with leading ASIC and SoC designers, foundries, IP developers, EDA companies and validation labs. Our products are integrated into tens of billions of devices and systems, powering and securing diverse applications, including Big Data, Internet of Things (IoT), mobile, consumer and media platforms. At Rambus, we are makers of better. For more information, visit rambus.com.

Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as amended, including statements regarding the potential benefits and incorporation of the acquired technologies into the Rambus Cryptography Research division, expected addition to pro forma earnings within the first twelve months, growth opportunities of the secure mobile payment and smart ticketing markets, and the ability to streamline the usability of advanced payment and ticketing schemes in a secure manner. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change. Actual results may differ materially from the forward-looking statements due to a variety of factors including, but not limited to, risks and uncertainties described from time to time in Rambus’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release and Rambus does not undertake to update any forward-looking statements based on new developments or changes in expectations.

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Press contact:

Racepoint Global

Hilary Costa

(415) 694-6705

hcosta@racepointglobal.com

© Rambus Inc.